STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:45 AM 12/17/1997
971433769 – 2671493

CERTIFICATE OF MERGER
OF
FRANCHISE MANAGEMENT INTERNATIONAL, INC.
A Delaware Corporation
INTO
AMERICAN ENTREPRENEURIAL FUNDING CORP.
A Delaware Corporation

The undersigned corporations, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
American Entrepreneurial Funding Corp.	Delaware
Franchise Management International, Inc.	Delaware

SECOND: That an agreement and plan of merger between the parties to the merger (the "Agreement of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware and with at least a majority of the stockholders of each constituent corporation approving the Agreement of Merger by written consent in accordance with subsection (d) of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: American Entrepreneurial Funding Corp., a Delaware corporation shall be the surviving corporation in the merger.

FOURTH: That the Certificate of Incorporation of American Entrepreneurial Funding Corp., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation; provided, however, that Article I of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

"ARTICLE I
NAME OF CORPORATION

The name of this corporation is Franchise Management International, Inc."

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 5029 NW 106 Way, Coral Springs, Florida 33076.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, this Certificate is made on November 30, 1997, by the respective President and attested to by the respective Secretary of Franchise Management International, Inc., a Delaware corporation, and American Entrepreneurial Funding Corp., a Delaware corporation, hereby declaring and certifying under penalty of perjury that this Certificate is the act and deed of these corporations and that the facts herein stated are true.

FRANCHISE MANAGEMENT INTERNATIONAL, INC.
a Delaware corporation

By: ______________________
Anthony G. Foster, President

ATTEST:

____
Anthony G. Foster, Secretary

AMERICAN ENTREPRENEURIAL FUNDING CORP.,
a Delaware corporation

By: ______________________
Michael J. Feldman, President

ATTEST:

____
Michael J. Feldman, Secretary